Exhibit 99.1

NAYA Biosciences Announces Pricing of

$9.5 Million Public Offering

SARASOTA, Fla. and MIAMI, Jan. 13, 2025 — NAYA Biosciences (“NAYA”) (NASDAQ: NAYA), a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and women’s health, today announced the pricing of a public offering of an aggregate of 13,615,171 units at a public offering price of $0.70 per unit. Each unit consists of one share of common stock (or pre-funded warrant in lieu thereof) and one warrant to purchase one share of common stock. The warrants will have an exercise price of $0.70 per share, will be exercisable immediately upon issuance, and will expire on the five year anniversary of the original issuance date. The shares of common stock (or pre-funded warrants) and the warrants comprising the units are immediately separable and will be issued separately in this offering. The closing of the offering is expected to occur on or about January 14, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the lead placement agent for the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-placement agent for the offering.

The gross proceeds from the offering, before deducting placement agent’s fees and other offering expenses, are expected to be approximately $9.5 million. The Company intends to use the net proceeds from this offering to fund an installment towards the purchase price of the Wisconsin Fertility Institute, to redeem 4,000 shares of our Series C-2 preferred stock with a stated value of $4,000,000, towards outstanding debt obligations that are or will become payable upon completion of the offering and that we do not otherwise restructure or refinance, and the balance for clinical trials, product development, marketing, strengthening the corporate management team, working capital, general corporate purposes, and potential acquisitions of complementary businesses, technologies, or other assets.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-283872), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2025. The offering is being made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About NAYA Biosciences

NAYA Biosciences (NASDAQ: NAYA) is a life science portfolio company dedicated to bringing breakthrough treatments to patients in oncology, autoimmune diseases, and women’s health. Our proven hub & spoke model harnesses the shared resources of a parent company and agility of lean strategic franchises, enabling efficient acquisition, development, and partnering of assets and allowing for optimized return on investment by combining scalable, profitable commercial revenues with the upside of innovative clinical-stage therapeutics.

NAYA’s expanding portfolio of assets currently includes NY-303, a GPC3 x NKp46 bifunctional antibody for the treatment of hepatocellular carcinoma (HCC) with a unique mode of action targeting non-responders to the current immunotherapy standard of care (approximately 70% of the current treatable market) cleared to enroll patients in a Phase 1/2a monotherapy trial in 2025, NY-338, a CD38 x NKp46 bifunctional antibody for the treatment of multiple myeloma and autoimmune diseases with a differentiated safety and efficacy profile, NY-500, a PD-1 x VEGF bifunctional antibody for the treatment of HCC and other solid tumors, and NY-600 a PSMA x NKp46 bifunctional antibody for the treatment of metastatic Castration Resistant Prostate Cancer (mCRPC).

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We invoke the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. By their nature, all forward-looking statements are not statements of historical fact or guarantees of future performance and involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

NAYA Investor & Media Contact

Anna Baran-Djokovic
SVP, Investor Relations
+1-305-615-9162
anna@nayabiosciences.com